Exhibit 10.1

FIRST AMENDMENT OF ESI PENSION PLAN

This First Amendment of ESI Pension Plan (the “Plan”) is adopted by ITT Educational Services, Inc. (the “Employer”).

Background

A. The Employer originally established the Plan effective June 9, 1998.

B. The Plan was most recently amended and restated in its entirety effective January 1, 2012.

C. The Employer now wishes to amend the Plan further.

Amendment

THEREFORE, the Plan is amended as follows:

1. Effective January 1, 2007, Section 5.02(a) is amended to read as follows:

(a) A Member’s interest in his Plan benefit will be 100% vested upon the occurrence of any of the following events:

(1) his Normal Retirement Date;

(2) his death while an Employee and, for this purpose, a Member who dies while performing qualified military service (as defined in Code section 414(u)) will be treated as having resumed employment with the Employer and then Separated from Service on account of death;

(3) his Disability while an Employee;

(4) partial termination of the Plan (within the meaning of the Code), to the extent funded;

(5) termination of the Plan, to the extent funded; or

(6) completion of three Years of Vesting Service.

2. Effective with respect to Annuity Starting Dates on or after February 1, 2006, Section 7.06(a) is amended to read as follows:

(a) The Committee will provide to each Member within the period that begins 90 days prior to, and ends 30 days prior to, the Annuity Starting Date a written explanation of (1) the terms and conditions of a Qualified Joint and Survivor Annuity or Life Annuity, (2) the Member’s right to make and the effect of a waiver of a Qualified Joint and Survivor Annuity or Life Annuity, including a married Member’s right to select a Qualified Joint and 75% Survivor Annuity and information regarding other optional forms of benefits, including a description of the relative value of the optional forms compared to the value of the Qualified Joint and Survivor Annuity or Life Annuity, (3) the consequences of selecting a benefit form that does not defer receipt of the benefit, (4) the rights of a Member’s Spouse with respect to the election of optional forms of benefit, and (5) the right to make and the effect of a revocation of a previous waiver of the Qualified Joint and Survivor Annuity or Life Annuity. A Member may waive any requirement that the Applicable Election Period extend at least 30 days after the Committee provides the Member with the written explanation if the distribution commences more than seven days after the written explanation is provided. If the Member is married, the Member’s Spouse must consent to the waiver in writing before a notary public or a Plan representative.

This First Amendment of ESI Pension Plan is executed this 6 day of June, 2012.

ITT EDUCATIONAL SERVICES, INC.

By:	/s/ Paula S. Rabb
(Signature)

Paula S. Rabb
(Printed)

Director, Compensation and Benefits
(Title)

ATTEST:

/s/ Jenny Yonce
(Signature)

Jenny Yonce
(Printed)

Manager, Benefits & HRIS
(Title)